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                                                                    EXHIBIT 10.5

                               INDEMNITY AGREEMENT

This Agreement is made as of January 1, 1999, by and among ROCKFORD CORPORATION, an Arizona corporation, ("Corporation") and W. Gary Suttle ("Agent")

                                    RECITALS

         1. The Agent has or is currently serving as a Director and Officer the Corporation and the Corporation wishes the Agent to continue in such capacity;

         2. The Agent is willing, under certain circumstances, to continue in such capacity provided he is indemnified from and against loss, claim or expense, including attorneys' fees, incurred by virtue of the fact that Agent was a Director or Officer of the Corporation;

         3. The Agent has indicated that he does not regard in the indemnities available under the Corporation's Charters or Bylaws and any insurance remaining in effect as adequate to protect him against the risks associated with his service to the Corporation;

         NOW THEREFORE, in order to induce the Agent to continue to serve as Director and Officer for the Corporation and in consideration of his continued service, the Corporation hereby agrees to indemnify the Agent as follows:

                  a. Subject to the terms of this Agreement, the Corporation will pay upon request and on behalf of the Agent or his spouse, executors, administrators or assigns, any amount which he is or becomes legally obligated to pay because of any claim or claims made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, whether or not claimed to be intentional or made in bad faith, which he commits or suffers while acting in his capacity as a Director or Officer of the Corporation or solely because of his being a Director or Officer. This Indemnity Agreement shall cover claims made which relate to acts or failure to act prior to the date hereof including claims pursuant to which litigation has either commenced or been threatened. The payments which the Corporation will be obligated to make hereunder shall include all attorneys' fees, damages, judgments, settlements and costs, cost of investigation, and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

                  b. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within sixty days after written request has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also all the costs and expenses of prosecuting such claim.

                  c. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights,
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including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

                  d. Although it is the intent of this Indemnity Agreement to hold Agent harmless from and against any claim, cost or expense, the Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Agent:

                           (i)      for which payment is actually made to the
Agent under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                           (ii)     based upon or attributable to the Agent
gaining in fact any personal profit or advantage to which he was not legally entitled;

                           (iii)    for an accounting of profits made from the
purchase or sale by the Agent of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

                           (iv)     for an intentional infliction of harm on the
corporation or its shareholders;

                           (v)      for a violation of Arizona Revised Statutes
section 10-833 relating to unlawful distributions;

                           (vi)     for Agent's gross negligence, willful
misconduct, or intentional violation of law; or

                           (vii)    if indemnity is prohibited by applicable
law.

                  e. This Indemnity Agreement and the obligations of the Corporation hereunder shall survive and continue to benefit the Agent with respect to any claims made after the date Agent is no longer a Director, Officer, or employee of the Corporation, and after termination of Agents employment agreement with Corporation, regardless of the reason for discharge or termination.

                  f. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Corporation's consent, which consent shall not be unreasonably withheld.

                  g. The Agent shall give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to ROCKFORD CORPORATION, 546 South Rockford Drive, Tempe, Arizona 85231, Attention: Corporate Secretary (or such other address as the Corporation shall designate in writing to the Agent); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date


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postmarked. In addition, the Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within the Agent's power.

                  h. When the Corporation receives notice of a claim it is entitled to participate in the Proceeding at its own expense and to assume the defense of the Proceeding with counsel reasonably acceptable to Agent. After notice from Corporation to Agent of its election to assume the defense, Corporation is not liable for any legal or other expenses subsequently incurred by Agent in connection with the Proceeding, other than reasonable costs of investigation or as otherwise provided in this section.

                  i. Costs and expenses including attorneys' fees incurred by the Agent in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake in writing to repay any such advances in the event that it is ultimately determined that the Agent is not entitled to indemnification under the terms of this Agreement.

                  j. Agent may employ his or her own counsel in the proceeding, but the fees and expenses of counsel, incurred after notice of the Corporation's assumption of the defense, will be at Agents expense unless (1) Corporation has authorized Agent's employment of counsel, (2) Agent has reasonably concluded, based on the opinion of his or her counsel, that there is a conflict of interest or position between Corporation and Agent in the conduct of the defense, or (3) Corporation has not in fact employed counsel to assume the defense. In each of these cases the fees and expenses of counsel for Agent will be at Corporation's expense if Corporation is determined ultimately to be responsible to indemnify Agent with respect to the Proceeding.

                  k. Corporation is not obligated to reimburse the costs of a settlement unless it has agreed to the settlement. If Agent unreasonably fails to enter into a settlement agreed to by the opposing party and Corporation, then Corporation's indemnification obligation to Agent in the Proceeding will not exceed (1) the amount of the agreed settlement plus (2) expenses incurred before the settlement could have been effected.

                  1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. This Agreement shall survive termination of all agreements between Agent and Corporation. The termination Agent as an employee of the Corporation shall not effect the right of Agent to seek indemnity thereafter regardless of the basis for termination.

                  m. Nothing herein shall be deemed to diminish or otherwise restrict the Agents right to indemnification under any provision of the respective Charters or Bylaws of the Corporation or under applicable law or available insurance coverage.

                  m. This Agreement shall be governed by and construed in accordance with Arizona Law.

                  n. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by


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merger or operation of law) and shall inure to the benefit of the Agent's spouse, heirs, personal representatives and estate of Agent.

         IN WITNESS WHEREOF, the parties hereto have. caused this Agreement to be duly executed and signed as of the day and year first above written.


                                   ROCKFORD CORPORATION:



Attest:                            By:  /s/ Timothy S. Bartol
       -----------------                ----------------------------------------
                                   Its  General Partner, Monument Investors LP
                                        ----------------------------------------

                                   AGENT:



                                        /s/
                                   ----------------------------------------
                                   W. Gary Suttle


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